EXHIBIT 22.0

SUBSIDIARIES OF THE REGISTRANT

                                          Jurisdiction of
Subsidiary                                 Incorporation
----------                                ----------------

Pryon Corporation                            Wisconsin
Protocol Medical Systems Limited          Northern Ireland
Protocol U.K. Limited                         Oregon
Protocol Systems Foreign Sales Corporation     Guam
Protocol Systems, S.A.R.L.                    France
Protocol Systems, GmbH                        Germany